Exhibit 10.6

CONFIDENTIAL INFORMATION & RESTRICTIVE COVENANTS AGREEMENT

Employee: Mary Dillon (“Employee”).

Company: ULTA Inc. (“ULTA”), 1000 Remington Blvd., Suite 120, Bolingbrook, Illinois 60440, including its subsidiaries and affiliates (“Company”).

THIS CONFIDENTIAL INFORMATION & PROTECTIVE COVENANTS AGREEMENT (“Agreement”) is between Mary Dillon “Employee” and Ulta Beauty, Inc. and its subsidiaries collectively the “Company”. Employee and the Company are collectively referred to as the “Parties.”

Employee serves as Chief Executive Officer and a director of the Company and beginning June 1, 2021 will serve as Executive Chair of the Company. In such positions Employee has gained and will continue to gain access to and use of the Company’s Confidential Information and Trade Secrets and customer goodwill. In consideration of and as a condition of the grant by the Company of and continued vesting in the restricted stock units, stock options and performance vesting restricted stock units granted on March 25, 2021 (collectively the “2021 Awards”) Employee and for other good and valuable consideration, ULTA and Employee agree as follows:

SECTION 1. 2013 Agreement and 2021 Awards.

1.12013 Agreement. Employee and the Company entered into a Confidential Information & Protective Covenants Agreement as of June 20, 2013 (the “2013 Agreement”) pursuant to which Employee agreed to certain covenants regarding confidential information, non-competition and non-solicitation of customers and employees. Except as provided in Section 6.d. this Agreement supersedes and replaces the 2013 Agreement.

1.22021 Awards. The Parties agree that Employee’s right to retain and vest in the 2021 Awards is conditioned upon Employee’s compliance with this Agreement. Should Employee breach this Agreement , then Employee shall forfeit all rights to the 2021 Awards that have not vested or in the case of stock options have not been exercised, whether or not previously vested.

SECTION 2. Confidential Information and Proprietary Materials.

2.1Definition of Confidential Information and Trade Secrets. “Confidential Information” refers to non-public and competitively sensitive information (in any form) related to the business of the Company that the Company treats as confidential and the Employee learned as a result of his or her Company employment. Confidential Information includes the Company’s financial, customer, employee, vendor, supply chain and inventory databases, Company’s non-public information regarding inventions, research, development, manufacturing, purchasing, finance, computer software, computer hardware, automated systems, engineering, marketing, merchandising, purchasing, selling, sales volumes or strategies, including vendor information, names or significance of the Company’s customers or clients or their employees or representatives, preferences, needs or requirements, purchasing histories, or other customer or client-specific information, and business plans and analysis. Confidential Information will also include information about the business affairs of third parties (including, but not limited to, customers and acquisition targets) that such third parties provide to Company in confidence. Confidential Information will not lose its protected status under this Agreement if it becomes generally known to the public or to other persons through improper means such as the unauthorized use or disclosure of the information by Employee or another person. Confidential Information does not include Employee’s skills or general knowledge Employee gains that is not a result of Company’s employment. “Trade Secrets” of the Company mean any trade secret as defined under any applicable law that governs trade secrets.

2.2Unauthorized Use or Disclosure. Employee agrees not to engage in any unauthorized use or disclosure of Confidential Information. The obligations of this paragraph will apply throughout Employee’s employment with the Company and for so long as the Confidential Information remains information that the Company maintains as confidential. Employee agrees not to engage in any unauthorized use or disclosure of Company’s Trade Secrets as long as they remain Trade Secrets. Nothing in this Agreement is intended, or shall be construed to prohibit Employee from disclosing information if compelled by law to do so (such as by a court order

Exhibit 10.6

or valid subpoena). However, if disclosure is compelled by law, Employee will cooperate with Company in efforts to protect such information to the full extent allowed by law. Employee understands Employee is permitted to disclose Confidential Information to any governmental agency or entity, or make any other disclosure that is protected under any whistleblower law or regulation without notice or authorization from the Company if the disclosure is for the purpose of reporting a possible violation of law. Employee will not use or refer to Confidential Information in articles, publications, lectures, or presentations to third parties without advance written authorization of the Company, and will comply with all confidentiality and public communication policies of the Company. This paragraph’s prohibitions against disclosure of Confidential Information are not intended to prohibit employees covered by Section 7 of the National Labor Relations Act from engaging in otherwise protected communications concerning the terms and conditions of their employment. Employee understands that the Defend Trade Secrets Act of 2016 provides that Employee will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (1) is made (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (b) solely for the purpose of reporting or investigating a suspected violation of law, or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

2.3Employee Recordkeeping and Computer Use. Employee agrees to preserve records on current and prospective Company customers, suppliers, and other business relationships that he or she develops or helps to develop while employed with the Company, and any additional records that incorporate Confidential Information, and copies thereof (collectively “Proprietary Materials”), and agrees not to destroy or delete any such Proprietary Materials without the prior authorization of the Company that is specific to those materials. Employee will not knowingly use Company computers, email, databases, or other resources for a purpose that conflicts with the business interests of the Company. Upon the termination of Employee’s service as a director of the Company (or earlier if so requested), Employee will return to Company all Proprietary Materials and all copies thereof (whether maintained as hard copies, email, on flash drives or any other storage device), that are in Employee’s possession or control, as well as all of Company’s property including electronic devices, computers, tablets, and external storage devices without deleting data. To the extent any such data is maintained on Employee’s personal electronic device(s), Employee will cooperate with Company so that Company may delete and, if necessary, copy the data.

2.4Intellectual Property. Employee agrees to promptly inform Company’s Legal Department and disclose to Company all inventions, ideas, improvements, systems or processes, software, discoveries, and other intellectual property (collectively referred to as “inventions”) or copyright eligible works, that he or she develops, discovers, or creates that: (a) relate to the business of the Company or its affiliates, or to their actual or demonstrably anticipated research, development and strategy, future work, or projects, whether or not conceived or developed alone or with others, and whether or not conceived or developed during regular working hours; (b) result from any work Employee performed for Company or its affiliates; (c) involve the use or assistance of time, property, tools or other resources of the Company or its affiliates, all such inventions, works or creations being hereafter referred to as “Company Inventions.” All Company Inventions, and rights thereto, moral and otherwise, will be Company’s exclusive property unless otherwise agreed by the Parties in writing. While employed, and as necessary afterwards, Employee will assist Company to obtain patents or copyrights on all such Company Inventions, and will execute any documents and do everything necessary to obtain for Company the copyrights, patents, licenses, and other rights and interests that would be necessary to secure for the Company the complete and exclusive benefit of Company Inventions to the maximum extent allowed by law. Employee does hereby grant and assign to Company all right, title, and interest to any Company Inventions that Employee has acquired or may subsequently acquire while employed with the Company. Except where Employee can show otherwise by clear and convincing evidence, it shall be presumed that any invention created or conceived, in whole or in part, by Employee within a one year period following the termination of Employee’s employment with the Company that relates to the business of Company or its affiliates, or any actual or demonstrably anticipated research of Company or its affiliates, shall be considered a Company Invention that is assigned to the Company by Employee. Notwithstanding the above language, to the extent not preempted by federal law, and if applicable state law where Employee resides requires it, such as in California (pursuant to Cal. Lab. Code, § 2870), Delaware, Illinois, Kansas, Minnesota, North Carolina, Utah, or Washington, Employee is notified that: no provision in this Agreement requires Employee to assign any of his or her rights to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Employee’s own time, unless (a) the Invention relates at the time of conception or reduction to practice of the invention, (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work

Exhibit 10.6

performed by Employee for the Company. This Agreement is intended to compliment and supplement, not replace, any additional written agreement(s) the Parties may have regarding specific Company Inventions. To the extent Employee has previously developed, alone or with others, any inventions that Employee believes should be excluded from the coverage of Company Inventions under this Agreement, Employee has identified them on Exhibit A to this Agreement.

SECTION 3. Protective Covenants. Employee agrees that: (a) the protective covenants provided for below are reasonable and necessary to protect legitimate business interests of the Company, and do not impose an unreasonable burden upon Employee or upon the public’s interests; (b) confidentiality and non-disclosure obligations standing alone are inadequate to protect the Company’s legitimate business interests and to prevent irreparable harm; and, (c) the Company has business relationships with customers and suppliers that are of a long-term and repeat nature and that it takes significant time, expense, and effort to develop these relationships.

3.1Definitions. a. “Competing Business” means (i) until December 3, 2022, any person, business entity, organization, or separately operated unit or subsidiary of a business entity, that is engaged in or about to become engaged in (1) the business of retail sale of prestige, professional or mass beauty products in one or more of the following categories: cosmetics, fragrance, hair care and styling, personal care products, skincare and treatment, bath and body products, salon styling tools, or salon hair care products (“Covered Products”); or, (2) the providing of salon and skincare services (“Covered Services”) and (ii) after December 3, 2022 until March 15, 2024, any person, business entity, organization or separately operated unit or subsidiary of a business entity, that is a multi-brand or beauty retailer specializing in the sale of Covered Products or Covered Services. b. “Competing Product” is any product or service that competes with a product or service of the Company that Employee receives Confidential Information about in the Look Back Period and that the Company remains in the business of providing to its customers at the relevant time of enforcement. c. “Covered Customer” means any established customer of the Company that Employee had material business dealings with on behalf of the Company during the Look Back Period and an “established” customer refers to a customer that has, or can reasonably be expected to have, ongoing and/or repeated business dealings with the Company. The Parties recognize that this occurs, at least in part, because of the development of goodwill with the customer and/or competitive advantage attained through Company’s Confidential Information and training that regularly occurs in the course of Company’s business. d. “Look Back Period” means the two-year period preceding the termination (voluntary or involuntary) of Employee’s service as a director of the Company. e. “Restricted Area” refers to the geographic area assigned to Employee in Exhibit A which is understood to be the area of Company’s business operations about which Employee will receive Confidential Information, training, and/or customer goodwill in the course of employment.

3.2Noncompetition. Employee agrees that until March 15, 2024, Employee will not own (including as an investor or limited partner), operate, or perform Competitive Services for a Competing Business in the Restricted Area described in Exhibit A. “Competitive Services” means any advisory, employment, director or other services similar in purpose or function to those Employee performed for the Company. Nothing herein shall be construed to prohibit: Employee’s employment in a separately operated subsidiary or other business unit of a company that would not be a Competing Business but for common ownership with a Competing Business so long as written assurances regarding the non-competitive nature of Employee’s position that are satisfactory to the Board of Directors of the Company have been provided by Employee and the new employer in advance; or, a passive investment interest in a Competing Business through the ownership of less than 2% of the outstanding shares of a publicly traded company. The Company agrees that Employee’s provision of services as a director of Starbucks Corporation and KKR & Co. Inc. will not violate this Agreement.

3.3Restriction Against Customer Interference. Employee agrees that until March 15, 2024, Employee will not knowingly solicit or communicate, in person or through supervision or control of others, with a Covered Customer for the purpose of inducing or encouraging the Covered Customer to cease or diminish business activities with the Company.

3.4Restriction Against Employee Interference. Employee agrees that until March 15, 2024, Employee will not knowingly solicit or communicate, in person or through supervision or control of others, with an employee of the Company that Employee supervised or managed in the Look Back Period for the purpose of inducing or encouraging the employee to leave the employment of the Company for the purpose of obtaining employment with a Competing Business where Employee provides Competing Services in the Restricted Area

Exhibit 10.6

described in Exhibit A that is similar in purpose or function to those services the employee performed for Company (but shall not cover manual or clerical labor) and who has knowledge or information that could cause Company damage or harm if they went to work for a Competing Business.

3.5Restriction Against Supplier Interference. Employee agrees that until March 15, 2024, Employee will not knowingly solicit or communicate, in person or through the supervision or control of others, with any person or entity that supplies material goods and/or services to the Company on a regular basis and whose business dealings with Company were managed by Employee or Employee obtained Confidential Information about as a result of Employee’s employment with Company and service as a director of the Company, for the purpose of inducing or encouraging the supplier to end or change an existing business relationship to the detriment of the Company.

3.6Survival of Restrictions. The Agreement’s obligations will survive the termination of Employee’s employment and service with Company, regardless of the cause of the termination.

SECTION 4. Notice. In the event Employee is offered employment by a person or entity other than the Company, Employee will advise such person or entity of the terms of this Agreement prior to performing services and will insure that his or her services do not violate this Agreement. Company will be entitled to tell any future employer or prospective employer of Employee about this Agreement and the Company’s opinion regarding its application without such being considered a wrongful act of any kind.

SECTION 5. Special Remedies. In the event of a violation or threatened violation of one of the restrictions in this Agreement, the party seeking to enforce the restriction shall be entitled to specific performance, injunctive relief by temporary restraining order, temporary injunction, and/or permanent injunction, in addition to any damages or other remedies allowed by law. In the event Company has to pursue legal action to enforce one or more provisions of this Agreement, Company shall be entitled to recover its reasonable attorney’s fees and costs incurred in doing so from Employee. The Parties further agree that prior to taking any action to enforce this Agreement, the Parties will engage in good faith discussions between the Employee, the Company’s Chief Executive Officer and the Company’s Board Chair (if not the Company’s CEO) or Lead Independent Director in order to resolve any conflicts with regard to the terms of this Agreement.

SECTION 6. Severability, Waiver, Modification, Assignment, and Governing Law.

a. This Agreement may not be waived or modified except by written agreement of the Parties or by court order.

b. If either party waives the right to pursue a claim for the other’s breach of any provision of the Agreement, the waiver will not extinguish that party’s right to pursue a claim for a subsequent breach.

c. If any provision of the Agreement is determined by a court of competent jurisdiction to be unenforceable, the court shall modify the Agreement to make it reasonable and enforceable. If any court determines that it may not modify by law the restrictions in this Agreement or that any of the restrictions in this Agreement are unenforceable despite the power to reform the Agreement, then the remaining restrictions are not to be affected and should be given full effect.

d. Except where otherwise expressly indicated, this Agreement contains the Parties’ entire agreement concerning the matters covered in it; provided that if a post-employment restrictive covenant in this Agreement is found unenforceable, then the 2013 Agreement shall not be considered superseded and shall be restored to effect.

e. This Agreement will inure to the benefit of Company’s successors in interest, affiliates, subsidiaries, parents, purchasers, or assignees, and may be enforced by any one or more of same, without need of any further authorization or agreement from Employee.

f. The laws of the State of Illinois will govern this Agreement, and the rights of the Parties in any dispute arising from this Agreement.

Exhibit 10.6

g. Any action relating to or arising from this Agreement must be brought in the courts of the State of Illinois or the federal district courts located in the State of Illinois (if sufficient grounds for federal court jurisdiction exist). Employee expressly consents to personal jurisdiction and venue in the aforementioned courts in any such action.

AGREED to and effective as of March 25, 2021.

EMPLOYEE: ULTA INC.:

/s/ Mary N. Dillon By:

Signature

Mary N. Dillon  Its: Chief Human Resources Officer

Printed Name

EXHIBIT A

1.New Consideration. As additional and new consideration for this Agreement, Employee will receive the 2021 Awards. The vesting and retention of the 2021 Awards are conditioned on Employee’s agreement to, and continuing compliance with, the terms of this Agreement, as determined by Company. Employee understands and agrees that this additional consideration has material value and benefit, and that she would not otherwise receive the 2021 Awards unless she has signed this Agreement.

2.Restricted Area. The Restricted Areas applicable to Employee are:

a. each of the states within the United States where the Company does business as reflected on the Company’s website (or equivalent public announcements) as of the date of Employee’s termination as a director of the Company that Employee had supervisory or management authority over or receives Confidential Information about in the Look Back Period and/or,

b. a 5-mile radius surrounding each store or operating facility of the Company that Employee has supervisory or management authority over or receives Confidential Information about in the Look Back Period; and/or,

c. a 50 mile radius surrounding each office or facility of the Company that employee regularly works out of in the Look Back Period; provided, however, that as Chief Executive Officer and Executive Chairman of the Company, the Parties agree that Employee received and will receive Confidential Information about, and maintained and will maintain supervisory or management authority over, Company’s operations in each state where Company does business and over each store or operating facility of Company in the United States.

3.Prior Inventions. With regard to inventions that Employee believes should be excluded from the coverage of Company Inventions under this Agreement, Employee identifies the following:

_____ Employee claims no inventions.

Inventions claimed by Employee are as follows (without disclosing any confidential information):

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Exhibit 10.6

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_________________________________________ (attach additional pages if needed).

4.Settlement Purpose. The Parties agree that an important purpose of this Agreement is to resolve uncertainties, settle, and avoid future disputes as to the conduct, jobs, or activities that would by their nature be likely to involve the use or disclosure of Confidential Information, conversion of Company’s customer goodwill or specialized training, or similar irreparable harm to the Company. Accordingly, the Parties have agreed that any restrictions in this Agreement are fair and reasonable and will not limit Employee’s ability to gain subsequent employment.